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                                                                   EXHIBIT 23(c)
                                                                   -------------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in this Registration Statement of Huntington Bancshares Incorporated on Form S-4, of our report, dated January 20, 2000, except for Note 19, as to which the date is February 7, 2000, on the consolidated financial statements of Empire Banc Corporation as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, included in Empire Banc Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.



                                      /s/  Crowe, Chizek and Company LLP


Grand Rapids, Michigan
April 19, 2000